UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2023

Zynex, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-38804	90-0275169

(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

9655 Maroon Circle, Englewood, CO 80112

(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:  (800) 495-6670

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ZYXI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS

Repurchase Plan

On June 14, 2023, Zynex, Inc. (the “Company”) issued a press release announcing that its Board of Directors authorized a 10b5-1 share repurchase plan for up to $10.0 million of the Company’s common stock (the “Repurchase Plan”).

Pursuant to the Repurchase Plan, the Company may purchase from time-to-time outstanding shares of common stock in open market and negotiated purchases, effective immediately, and continuing for a period of one year or until full use of the $10.0 million, whichever comes first. These repurchases will be made in compliance with the SEC's Rule 10b-18 and Rule 10b-5 under the Securities Exchange Act of 1934, subject to market conditions, available liquidity, cash flow, applicable legal requirements and other factors. The Repurchase Plan does not obligate the Company to acquire any particular amount of common stock and the plan may be suspended or discontinued at any time. The Company expects to finance the purchases with existing cash balances.

The full text of the press release announcing the Repurchase Plan is furnished herewith as Exhibit 99.1.

Sandgaard Share Purchase

On June 13, 2023, the Company purchased 300,000 shares of the Company’s common stock held by Thomas Sandgaard, Chairman, President and Chief Executive Officer of the Company, in an exempt transaction pursuant to Rule 16b-3 (the “Transaction”). The Transaction was approved by the Audit Committee and the disinterested members of the Board of Directors of the Company. The sale price per share was $8.62, the closing price of the Common Stock on the date of the Transaction.

On June 13, 2023, in approving the Transaction, the disinterested members of the Audit Committee and the Board of Directors of the Company (collectively the “Members”) considered among other factors, the possible effect on earnings per share and book value per share and the potential effect of the trading of the Company’s shares if Mr. Sandgaard were to sell the shares in the open market. The Members determined that the Transaction was on terms no less favorable to the Company than terms that could have been reached with an unrelated third party, the Buyback is reasonable and at arm’s length, and that the closing price at the end of the trading day, would be a fair and accurate determination of the shares fair market value.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

d)       Exhibits. The following exhibits are filed with this report.

Exhibit No.	Description
99.1	Zynex, Inc. Press Release dated June 14, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 14, 2023	ZYNEX, INC.

/s/ Dan Moorhead
Dan Moorhead
Chief Financial Officer